                                                                    Exhibit 10.2

                           MERCANTILE BANK CORPORATION
                          STOCK INCENTIVE PLAN OF 2006

                        RESTRICTED STOCK AWARD AGREEMENT
             NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD

Name of Grantee:     _________________________________

Grant Date:          _________________________________

Number of Shares:    _________________________________

Restricted Period(s) See Paragraph 5

     This Restricted Stock Award Agreement (the "Agreement") contains the terms and conditions of the restricted stock award granted to you by Mercantile Bank Corporation, a Michigan corporation (the "Company"), under the Mercantile Bank Corporation Stock Incentive Plan of 2006, as amended from time to time (the "Plan").

     1. GRANT OF RESTRICTED STOCK. Pursuant to the Plan, the Company has granted to you, effective on the Grant Date (shown above), the right to receive the number of shares shown above of the Common Stock of the Company ("Shares") at the end of the applicable Restricted Period (as provided for in Paragraph 5 below). The Shares, or any installment of the Shares respectively, while subject to risk of forfeiture or any restrictions imposed by the Plan or this Agreement, are referred to in this Agreement as "Restricted Stock."

     2. STOCK INCENTIVE PLAN GOVERNS. The award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated into this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning. By signing this Agreement, you accept this award, acknowledge receipt of a copy of the Plan and the prospectus covering the Plan and acknowledge that the award is subject to all the terms and provisions of the Plan and this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan and this Agreement.

     3. PAYMENT. The Restricted Stock is granted without requirement of payment.

     4. SHAREHOLDER RIGHTS. Your Restricted Stock shall be held for you by the Company, in book entry or certificated form, in your name, during the applicable Restricted Period. You shall have all the rights of a shareholder for your Restricted Stock after the applicable Restricted Period. With respect to your Restricted Stock during the applicable Restricted Period,

     A. You will have the right to vote such shares at any meeting of shareholders of the Company;

     B. You will have, and the right to receive, free of restrictions (but subject to applicable withholding taxes) all cash dividends and any liquidation amounts paid with respect to such shares; and

     C. Any non-cash dividends and other non-cash proceeds of such shares, including stock dividends and any other securities issued or distributed in respect of such shares, other than liquidation payments, will be subject to the same restrictions and risk of forfeiture as the shares of Restricted Stock to which they relate, and the term "Restricted Stock" when used in this Agreement shall also include any related stock dividends and other securities issued or distributed in respect of such shares, other than liquidation payments.

     5. VESTING OF RESTRICTED STOCK.

     A. Vesting. The Restricted Period for the Restricted Stock, or applicable installment of the Restricted Stock, will end, the risk of forfeiture and restrictions will lapse, and the Restricted Stock will vest as follows, provided you have not incurred a Forfeiture Event (as defined below):

PERCENTAGE OF        CUMULATIVE         VESTING DATE (WHEN
SHARES VESTING   PERCENTAGE VESTED   RESTRICTED PERIOD ENDS)
--------------   -----------------   -----------------------
  __________         __________             __________

  __________         __________             __________

All or part of your Restricted Stock may vest earlier than described above in this Paragraph 5A under the circumstances provided for in Paragraphs 5C or 5D below.

     B. Forfeiture Event. Subject to Paragraphs 5C, 5D, 5E and 5F. below, the shares of your Restricted Stock that would otherwise vest on a Vesting Date will not vest and shall automatically be forfeited and returned to the Company, if after the Grant Date and prior to the Vesting Date for such Restricted Stock (i.e. during the applicable Restricted Period), you cease to be an Employee (a "Forfeiture Event").

     C. Accelerated Vesting Upon Death, Disability, Retirement or Termination Other Than for Cause. If (i) you cease to be an Employee because of death, Disability or Retirement during the Restricted Period, or (ii) the Company terminates your employment as an Employee other than for Cause and you are no longer employed by the Company or any Subsidiary, then all restrictions remaining on your Restricted Stock shall terminate automatically with respect to the number of such shares (rounded to the nearest whole number) equal to the respective total number of such shares granted to you multiplied by the number of full months that have elapsed since the Grant Date divided by the total number of full months in the respective Restricted Period, calculated separately for Restricted Stock having different Restricted Periods. All remaining shares of Restricted Stock shall be forfeited and returned to the Company. The Committee may, in its sole discretion, waive the restrictions remaining on and forfeiture of any or all such remaining shares of Restricted Stock either before or after your death, Disability, Retirement, or termination other than for Cause. Any termination because of Disability shall be deemed a termination by you.

     D. Accelerated Vesting at the Committee's Discretion. The Committee may, in its discretion, at any time accelerate the vesting of your Restricted Stock on such terms and conditions as it deems appropriate.

     E. Change in Control. If a Change in Control of the Company occurs, all of your Restricted Stock that is outstanding and has not previously been forfeited, shall become immediately fully vested and nonforfeitable as provided in Section 9 of the Plan.

     F. Mandatory Deferral of Vesting. If the vesting of Restricted Stock in any year could, in the Committee's opinion, when considered with your other compensation, result in the Company's inability to deduct the value of your Shares because of the limitation on deductible compensation under Internal Revenue Code Section 162(m), then the Committee, in its sole discretion, may defer the Vesting Date applicable to your Restricted Stock (but only to the extent that, in the Committee's judgment, the value of your Restricted Stock would not be deductible) until the first business day of January in the year immediately following the date on which you cease to be an Employee. This Paragraph 5F shall not apply to the vesting of your Restricted Stock upon a Change in Control.

     6. FORFEITURE OF RESTRICTED STOCK. If any of your Restricted Stock is forfeited as provided for in Paragraph 5, such forfeiture shall be immediate, and forfeited Restricted Stock (including any cash dividends or liquidation payments for which the record date occurs on or after the date of the forfeiture, and any noncash dividends or noncash distributions with respect to Restricted Stock that is forfeited), and all of your rights to and interest in the forfeited Restricted Stock shall terminate without payment of consideration. Forfeited Restricted Stock shall be reconveyed to the Company, and you agree to promptly take such action and sign such documents as the Company may request to facilitate such reconveyance to the Company.

     7. RESTRICTED STOCK NOT TRANSFERABLE. Unless the Committee otherwise consents or permits, neither the Restricted Stock, nor any interest in the Restricted Stock, may be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution, and all of your rights with respect to the Restricted Stock shall be exercisable during your lifetime only by you, or your guardian or legal representative. Any attempted action in violation of this paragraph shall be null, void, and without effect.

     8. TAXES AND TAX WITHHOLDING

     A. The vesting of your Restricted Stock, or making an Internal Revenue Code
Section 83(b) election with respect to this award of Restricted Stock, will cause you to have income with respect to the Restricted Stock, and will subject you to income tax on that income.

     B. You agree to consult with any tax consultants you think advisable in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on the Company for any tax advice.

     C. Whenever any Restricted Stock becomes vested under the terms of this Agreement, or an Internal Revenue Code Section 83(b) election is made with respect to this award of Restricted Stock, you must remit, on or prior to the due date thereof, the minimum amount necessary to satisfy all of the federal, state and local withholding (including FICA) tax requirements imposed on the Company (or the Subsidiary that employs you) relating to your Shares. This withholding tax obligation may be satisfied by any (or a combination) of the following means: (i) cash, check, or wire transfer; (ii) authorizing the Company (or Subsidiary that employs you) to withhold from other cash compensation payable to you by the Company or a Subsidiary; or (iii) unless the Committee determines otherwise, authorizing the Company to withhold Shares otherwise deliverable to you as a result of the vesting of the Restricted Stock, or delivering other unencumbered shares of the Common Stock of the Company which have been held for at least six months, equal to the amount of the withholding obligation.

     D. You may within the thirty day period after the Grant Date, in your sole discretion, make an election with the Internal Revenue Service under, and to the extent permitted by, Section 83(b) of the Internal Revenue Code. If you make this election, you will promptly give the Company notice that you have made the election, and provide the Company a copy of the election with the notice.

     9. VALUE OF SHARES NOT INCLUDED IN OTHER COMPUTATIONS. The value of the Shares under this Agreement will not be taken into account in computing the amount of your salary or other compensation for purposes of determining any incentive compensation, pension, retirement, death or other benefit under any employee benefit plan of the Company or any Subsidiary, except to the extent, if any, that such plan or another agreement between you, and Company or a Subsidiary, specifically provides otherwise.

     10. LEGENDING RESTRICTED STOCK. The Company may, without liability for its good faith actions, place legend restrictions upon the Restricted Stock or unrestricted Shares obtained upon vesting of the Restricted Stock and issue "stop transfer" instructions requiring compliance with applicable securities laws and the terms of the Restricted Stock.

     In addition to any other legend or notice that may be set forth on the certificate or book entry records relating to any Restricted Stock, any certificate or book entry records evidencing shares of Restricted Stock awarded pursuant to this Agreement may bear a legend or notice substantially as follows:

     The shares represented by this certificate were issued subject to certain restrictions under the Mercantile Bank Corporation Stock Incentive Plan of 2006 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

     11. COMMITTEE DETERMINATIONS ARE CONCLUSIVE. Determinations regarding this Agreement (including, but not limited to whether an event has occurred resulting in the forfeiture of or vesting of Restricted Stock) shall be made by the Committee in accordance with this Agreement and the Plan, and all determinations of the Committee shall be final and conclusive and binding on all persons.

     12. NO RIGHT OF CONTINUING EMPLOYMENT. Neither this Agreement nor the Plan creates any contract of employment, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of the Company or any Subsidiary. Nothing in this Agreement or the Plan creates any fiduciary or other duty to you owed by the Company, any Subsidiary, or any member of the Committee except as expressly stated in this Agreement or the Plan.

     13. AMENDMENT OF PLAN AND THIS AGREEMENT. The Company reserves the right to amend the Plan and this Agreement as provided for or not prohibited by the Plan. Any amendment to this Agreement shall be in writing and signed by the Company, and to the extent required by the Plan, signed by you.

     14. ADDITIONAL INFORMATION. By signing this Agreement, you agree to provide any information relating to this Agreement or the Restricted Stock that is reasonably requested from time to time by the Company.

     15. NOTICES. Any notice by you to the Company under this Agreement shall be in writing and shall be deemed duly given only upon receipt of the notice by the Company at its principal executive office addressed to its Secretary or Chief Financial Officer. Any notice by the Company to you shall be in writing or by electronic transmission, and shall be deemed duly given if mailed or sent by electronic transmission to you at the address specified below by you, or to your email address at the Company, or to such other address as you may later designate by notice given to the Company.

     16. GOVERNING LAW. The validity, construction and effect of this Agreement shall be governed by the laws of the State of Michigan.

     The Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has executed this Agreement, each as of the Grant Date set forth above.

                                        MERCANTILE BANK CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        GRANTEE

                                             I acknowledge having received, read
                                        and understood the Plan and this
                                        Agreement, and agree to all of the terms and provisions of this Agreement.


                                        ----------------------------------------
                                                       (Signature)

                                        ----------------------------------------
                                                (Please print your name)

                                        ----------------------------------------

                                        ----------------------------------------
                                          (Please print your residence address)